BEFORE THE ARIZONA STATE BOARD OF NURSING

IN THE MATTER OF ASPEN UNIVERSITY NURSING'S ARIZONA REGISTERED BSN NURSING PROGRAM NO. US96510000

ISSUED TO:

ASPEN UNIVERSITY

4615 EAST ELWOOD STREET, SUITE 100

PHOENIX, AZ 85040

RESPONDENT

CONSENT AGREEMENT for PROBATION & a CIVIL PENALTY

&

ORDER NO. 201202RN96510000 and

220204RN9651000

CONSENT AGREEMENT

The Arizona State Board of Nursing ("Board") and Aspen University ("Respondent") seek to resolve allegations that Respondent violated the Nurse Practice Act. In the interest of a prompt and speedy settlement of the above-captioned matter, consistent with the public interest, statutory requirements and the responsibilities of the Board, and pursuant to A.R.S. § 41-1092.07(F)(5), the undersigned parties enter into this Consent Agreement as a final disposition of this matter.

Based on the evidence before it, the Board makes the following Findings of Fact and Conclusions of Law:

FINDINGS OF FACT

1. Respondent holds Board-issued program provisional approval for a registered nursing program, operating in Phoenix, Arizona, receiving its original, provisional approval in 2017. Respondent's last provisional program approval was on November 17, 2017, and expires July 31, 2022.

2. Between December 30, 2020 and January, 2022, the Board received complaints regarding Respondent nursing program including from students and faculty alleging issues with

operations, clinical opportunities, staffing, communications, and testing; related to Respondent's calendar year 2021 NCLEX scores, which fell below the required 80% pass rate for first time takers; and related to statements made by Respondent's representatives that were allegedly not accurate related to NCLEX scores and other issues. Based upon these allegations, the Board initiated investigations.

3. Respondent's NCLEX first time pass rate for Calendar Year 2021 was 58.04% and did not meet the 80% pass rate required by Arizona Administrative Code Rule 4-19.206(G).

4. During calendar Year 2021 to present, Respondent's learning opportunities, faculty resources, quality of instruction, program resources, and infrastructure were inadequate to support student learning or successful outcomes, pursuant to Arizona Administrative Code R4-19-206 (curriculum) and R4-19-201(A)(6) (adequate resources). Respondent disputes the factual basis for these findings. Respondent asserts that its program was adversely affected by the COVID-19 pandemic and that, in response, it took a number of affirmative steps to improve the program.

5. In or about Calendar Year 2021, Respondent instituted changes to courses after courses started and without adequate notice, in violation of the standard of educational practice and R4-19-203(C)(1), (2), (4) and (5). Respondent disputes the factual basis for these findings.

6. During the Summer of 2021, Respondent changed its overall testing practices without adequate notice to students or faculty, in conflict with Elsevier recommendations (Elsevier is the vendor for HESI exit exams) and standards of educational practice for fair testing. Respondent disputes the factual basis for these findings.

7. In or around September, 2021, Respondent's student handbook did not include the use of virtual clinicals despite Respondent providing a significant majority of clinical hours virtually. Respondent asserts that in response to the COVID-19 pandemic it increased the number of clinical hours provided virtually, under an approved waiver from the Board, but acknowledges that it did not update its student handbook in a timely manner.

8. In September, 2021, a Respondent's representatives answered a question on a September 2021 site visit program profile which asked them to "[l]ist any actions/sanctions by any

federal, state or accrediting agency for your parent organization over the last 5 years (type of action/sanction and years in effect)," they wrote "none." Respondent's parent organization has been operating under a Stipulated Agreement with the Arizona State Board for Private Postsecondary Education since 2019, and thus the Board finds that the response was inaccurate. Respondent disputes the factual basis for that finding and asserts that when its representatives signed the statement, they affirmed its content "to the best of [their] knowledge," and at the time they did so, they were not aware of the Stipulated Agreement.

9. Respondent made an inaccurate statement in a formal filing with the Securities and Exchange Commission (form 8-K) on February 10, 2022, stating:

Throughout the calendar year 2021, as the spread of COVID-19 worsened, Nursing schools were forced into primarily virtual teaching and clinical environments, a less than optimal educational experience. As a result of these challenges, ***nationwide NCLEX-RN first-time pass rates among all nursing schools dropped from 78.4% in 2020 to 71.9% in 2021***. Aspen University's NCLEX-RN first-time pass rates in 2021 were 58%, consequently we failed to meet the minimum 80% standard set by the Arizona Board. Emphasis added.)

This statement is inaccurate because it compares national NCLEX-RN first-time pass rates for the 4th quarter of 2020 and 2021 to Respondent's calendar year 2021 pass rates. National first-time pass rates by calendar year were actually 86.58% (2020) and 82.48% (2021). Respondent corrected this statement on February 15, 2022, the day after the Board notified it of the inaccuracy. Respondent asserts that the error was inadvertent and was corrected within 24 hours after Respondent learned of it.

Respondent made additional inaccurate statements regarding NCLEX-RN first time pass rates in a February 16, 2022 letter to the Arizona Board of Private Postsecondary Education; and in a February 23, 2022 letter to one of its accreditors, the Distance Education Accrediting Commission (DEAC). In these letters, Respondent incorrectly represented first time NCLEX pass

rates for its November 2021 cohort as 87% as of February 14, 2022, when it was actually 83.3%. Respondent asserts it believed it had correctly calculated the passage rate as of February 14, 2022.

CONCLUSIONS OF LAW

Pursuant to A.RS. §§ 32-1606, 32-1644, 32-1663, and 32-1664, the Board has subject matter and personal jurisdiction in this matter.

The conduct and circumstances described in the Findings of Fact constitute violations of A.R.S. § 32-1663 (D) as defined in and currently cited as § 32-1601 (27)(d) and (j); and Arizona Administrative Code Rule R4-19-201(A)(6); R4-19-203(C); R4-19-205 (A), (C), and (D); R4-19-206 (B), (C); R4-19-206(G); and R4-19-211 (1), (2), (5), (6), (10), and (12).

The conduct and circumstances described in the Findings of Fact constitute sufficient cause pursuant to A.RS. § 32-1664(O) to revoke, suspend or take other disciplinary action against Respondent's program's provisional approval in the State of Arizona.

In lieu of a formal hearing on these issues, Respondent agrees to issuance of the attached Order and waives all rights to a hearing, rehearing, appeal or judicial review relating to this matter. Respondent further waives any and all claims or causes of action, whether known or unknown, that Respondent may have against the State of Arizona, the Board, its members, officers, employees and/or agents arising out of this matter.

Respondent understands that all investigative materials prepared or received by the Board concerning these violations and all notices and pleadings relating thereto may be retained in the Board's file concerning this matter.

Respondent admits to Fact #3 and acknowledges that the Board finds that the Findings of Fact and Conclusions of Law are conclusive evidence of violations of the Nurse Practice Act and may be used for purposes of determining sanctions in any future disciplinary matter.

Respondent understands the right to consult legal counsel prior to entering into this Consent Agreement and such consultation has either been obtained or is waived.

Respondent understands that this Consent Agreement is effective upon its acceptance by the Board and by Respondent as evidenced by the respective signatures thereto. Respondent's signature obtained via facsimile shall have the same effect as an original signature. Once signed by Respondent, the Agreement cannot be withdrawn without the Board's approval or by stipulation between Respondent and the Board's designee. The effective date of this Order is the date the Consent Agreement is signed by the Board and by Respondent. If the Consent Agreement is signed on different dates, the later date is the effective date.

Respondent acknowledges and agrees that the acceptance of this Consent Agreement is solely to settle this Board matter and does not preclude the Board from instituting other proceedings as may be appropriate now or in the future.

Furthermore, and notwithstanding any language in this Consent Agreement, this Consent Agreement does not preclude in any way any other state agency or officer or political subdivision of this state from instituting proceedings, investigating claims, or taking legal action as may be appropriate now or in the future relating to this matter or other matters concerning Respondent, including but not limited to, violations of Arizona's Consumer Fraud Act. Respondent acknowledges that, other than with respect to the Board, this Consent Agreement makes no representations, implied or otherwise, about the views or intended actions of any other state agency or officer or political subdivision of the state relating to this matter or other matters concerning Respondent.

Anne McNamara
Anne McNamara (Mar 30, 2022 17:21 PDT)

Anne McNamara, Dean of Nursing

Mar 30, 2022

Date

SEAL

ARIZONA STATE BOARD OF NURSING

Joey Ridenour RN MN FAAN

Joey Ridenour, R.N., M.N., F.A.A.N.
Executive Director

ORDER

In view of the above Findings of Fact, Conclusions of Law and the consent of Respondent, the Board hereby issues the following Order:

A. Respondent's consent to the terms and conditions of the Order and waiver of public hearing is accepted.

B. Respondent's provisional approval is hereby revoked; however, the revocation is stayed as follows. Upon successful completion of Phase I, as described, below, the stayed revocation portion of the Order shall end and Respondent's license shall automatically be placed on standard probation for a minimum of 24 months for Phase II, see below. In the event that Respondent is unable to successfully complete Phase I, Respondent's program's provisional approval shall be subject for Board review for possible lifting of the stay of revocation* (see below) and, if the revocation process is not initiated, the provisional approval shall remain on a stayed revocation probation for the duration of this Order. The total duration of this Order shall be a minimum of 36 months, during which, the program will continue to support currently enrolled students in the pre-licensure nursing program ("core program") and conduct regular program operations, including didactic and clinical sessions.

Phase I:

Length/Type: For calendar year 2022, stayed revocation probation.

Admissions: Student admissions to Respondent's core program are suspended.

Phase Requirements: Respondent shall achieve an annual NCLEX first time pass rate of a minimum of 80% for calendar year 2022 and be in compliance with the terms of the Order. Failure to achieve the NCLEX first time pass rate of a minimum of 80% for the calendar year 2022 or violations of the Order may result in Board review for possible lifting of the stay of revocation* (see below).

Phase II:

Length/Type: Following Phase I, for a combined duration of a minimum of 36 months probation. If Phase I was successfully completed, Phase II shall be standard probation, otherwise Phase II shall be stayed revocation probation

Admissions: Respondent may resume admitting students to its core program after successfully completing the admission resumption requirements set forth below, and may thereafter continue admitting students if it maintains a minimum 80% NCLEX passage rate each calendar quarter. If, after successful completion of the admission resumption requirements set forth below, Respondent does not achieve a minimum 80% NCLEX passage rate in a given calendar quarter, the program's ability to continue admitting students will be reviewed by the Board.

Phase Requirements: If Respondent does not achieve a minimum 80% NCLEX passage rate in a given calendar quarter, or if Respondent violates a term of the Order, the Board may conduct a review for consideration of limiting further admission, seeking an additional disciplinary action (following notice and the opportunity for the standard administrative hearing process), or lifting of the stay of revocation if it is then in effect, pursuant to the process described below*.

C. Respondent waives any and all rights to any further review, hearing, rehearing or judicial review of any revocation imposed pursuant to this Order.

**Lifting of the stay of revocation process: Any violations of the Order, including but not limited to NCLEX annual first time pass rates less than 80% for calendar year 2022 (Phase I of this Order), or if not successfully completing Phase I, maintaining quarterly NCLEX first time pass rates scores of at least 80% in Phase II, shall result in a Board review for possible limitation of Respondent's provisional approval to suspend admissions indefinitely and initiate a process in which Respondent shall fulfill its obligations to existing students, within a maximum of 2 years, after which Respondent's provisional approval shall be automatically revoked.*

D. **Admission Resumption Requirements** Respondent agrees to suspend admissions of new students into its core program from the effective date of this Order, until Respondent has maintained, for four consecutive calendar year quarters over a 12-month period, a minimum 80% NCLEX quarterly first time pass rate; after which, it may, with Board staff and Board-approved consultant approval, resume admitting students to its core program.

E. While this Order is in effect and/or Respondent's provisional approval is subject to discipline, up to and including revocation or voluntary surrender, Respondent is not eligible to renew any other expired approval previously held by Respondent without prior review and approval by the Board. Respondent may not apply for full approval status until Respondent has successfully completed this Order.

F. This Order becomes effective upon the Board's and Respondent's acceptance of the Order. The effective date of this Order is the date the Consent Agreement is signed by Respondent and accepted by the Board or its designee. If Order is signed on different dates, the later date is the effective date.

G. At any time Respondent is required by terms of the Order to provide a copy of the Order to another individual or entity, Respondent must provide all pages of the Order.

H. To settle this matter, the Board assesses, and Respondent agrees to pay for purposes of settlement, a civil penalty of $4,000, related to Findings of Fact #8 and #9.

I. The probation is subject to the following terms and conditions, and incorporating the three phases of the stayed revocation and standard probation as described above:

TERMS OF PROBATION

1. Notification of Public

Within seven days of the effective date of this Order, the Board shall note the probationary status of the program on the list of approved programs with the following notation: "VOLUNTARY CONSENT FOR PROBATION." Additionally the Board shall provide public access to this order through its website.

2. Monthly Reports

Beginning 14 days after the ending of the first month following the effective date of this Order, Respondent shall provide the Board with accurate and complete monthly reports regarding its pre-licensure nursing program. Board staff shall notify Respondent of any concerns regarding the reports and their content, and provide at least five business days to correct any report issues after mortification. The reports shall containing the following information, subject to the availability of the requested information:

a. Number of admissions to its core nursing program (upon resumption of admissions) with listing of admission exemptions and rationale for exemption.

b. Attrition by cohort using criteria agreed upon by Board staff and Respondent.

c. Aggregated results of standardized predictive exams, as soon as result are available, organized by cohort.

d. Aggregated results of mid-term and final exams per class as applicable.

e. Direct care clinical experiences: number of direct care clinical experiences scheduled, completed, and cancelled; number of 'conversions' of direct care clinical experiences to simulation and reasons why the conversion occurred

f. On time graduation rates per cohort using criteria agreed upon by Board staff and Respondent.

g. Summary of curriculum changes, as applicable.

h. Grievances/complaints: A summary of informal or formal written complaints, their themes and resolution outcome, regarding the pre-licensure nursing program.

1. Nursing department meeting minutes with a summary of percentage of faculty attending, topics, and systematic plan of evaluation metrics discussed during the meeting, as applicable.

j. Summary of committee meetings (date, number attending, major decisions/outcomes).

k. Personnel changes to include all nursing program hires, transfers, change in status and terminations.

l. Policy revisions within or affecting the nursing program.

m. Aggregated results of confidential and anonymous student evaluations of nursing courses and instructors after each term or course.

n. Aggregated student evaluations of the overall program.

o. Upon completion and receipt of external consultant report, a report on status of implementation of the consultant's recommendations.

p. Copies of external consultant's monthly status reports detailing the implementation of the consultant's recommendations for the first 12 months (after the consultant report is completed) and quarterly thereafter for the duration of the Order.

q. Self study and site visit 6 months after effective date of Order.

r. Notification of any program changes that are or may be in violation of this agreement.

s. Proof of completion of faculty and administrator education.

3. Faculty/Admin Education

Respondent shall cause all current faculty and administrators to complete a minimum of 16 hours of synchronous team educational sessions by an external instructor who is pre-approved by Respondent's Board-approved consultant and Board staff. The education shall be provided at the program's expense, within 6 months of the effective date of the Order. Respondent shall submit proof of completion to the Board, including consultant evaluation of faculty competence improvement (which includes a pre and post-test) and faculty engagement and decision-making in curriculum implementation. The education shall be provided for the following three categories: Curriculum development, implementation and evaluation; Faculty: Principles of teaching; and; Testing standards and best practices.

///

4. Outside Evaluation

Respondent shall submit to the Board the name and CV of an evaluator/consultant ("Consultant") within 60 days of the effective date of this Order to complete an outside evaluation of its program. The Consultant must be approved by the Board or its designee. The Consultant must have a minimum of 5 years experience in consulting for nursing programs or as a nursing program administrator (for programs who have maintained good standing with their accreditors and government regulators), experience with program evaluation report writing with formulation of action plans, and who holds a doctorate in nursing or nursing education, and other requirements. A Certified Nurse Educator is preferred.

Respondent shall retain the Consultant, upon Board/designee approval, within 90 days of the effective date of this Order, unless an extension is granted by the Board or its designee.

Respondent shall cause the Consultant to comprehensively evaluate the nursing program including, but not limited to the issues identified in the Board's January and March 2022 Investigative Reports and any additional information received or identified by the Consultant.

Respondent shall cause the Consultant to provide a comprehensive evaluation report, including recommendations for improvements ("recommendations"), to the Board within 60 days of the retention of the Consultant. The evaluation report shall include time frames for implementation of the recommendations.

Within 60 days of the effective date of this Order, and prior to the Consultant beginning the program evaluation, Respondent shall submit an agreement to the Board setting forth the scope of the Consultant's work and the Consultant's reporting obligations for staff's comment and approval.

Respondent shall implement the Consultant's recommendations within the time frames as recommended by the Consultant, including any new recommendations that the Consultant identifies during the term of this Order.

Respondent shall cause the Consultant to continue to monitor the program, and provide monthly reports to the Board for 12 months of this Order, and quarterly thereafter, that

detail the progress of implementation of the Consultant's recommendations and any other observations, concerns, or recommendations by the Consultant.

The Board reserves the right to amend the terms of the probation based on the Consultant's report/recommendations.

5. Release of Information

Respondent shall sign all release of information forms as required by the Board or its designee and return them to the Board within 10 days of the Board's written request. Failure to provide for the release of information, as required by this paragraph constitutes noncompliance with this Order.

6. Staffing Methodology Evaluation

Respondent shall evaluate staffing methodology and needs within 60 days of the effective date of this Order, and make a good faith effort to hire a minimum of 35% full-time qualified faculty within 6 months of the effective date of this Order.

7. Interview with the Board or Its Designee

Respondent's representative shall appear in person for interviews with the Board or its designee upon request at various intervals and with reasonable notice.

8. Renewal of Provisional Approval

In the event Respondent's nursing program provisional approval is expired or is scheduled to expire while this Order is in effect, Respondent shall apply for renewal of the provisional approval and otherwise maintain provisional approval for a nursing program in Arizona.

9. Obey All Laws

Respondent shall obey all laws/rules governing nursing education in this state and obey all federal, state and local criminal laws. Respondent shall report to the Board, within 10 days, any violation or potential violation of the Nurse Practice Act, Board of Nursing Rules or any federal, state or criminal laws.

10. Costs

Respondent shall bear all costs of complying with this Order.

11. Voluntary Surrender of Provisional Approval

Respondent may, at any time this Order is in effect, voluntarily request to surrender its program provisional approval.

12. Completion of Order

Upon successful completion of the terms of this Order, Respondent may request formal review by the Board, and after formal review by the Board, Respondent's provisional approval may be fully restored by the appropriate Board action if compliance with this Order has been demonstrated.

14. Civil Penalty

Respondent shall pay the $4,000 civil penalty within 30 days of the effective date of this Order.

ARIZONA STATE BOARD OF NURSING

Joey Ridenour RN MN FAAN

Joey Ridenour, R.N., M.N., F.A.A.N.
Executive Director

Dated: March 31, 2022

JR/DH(EM)

Transmitted this 30th day of March, 2022, via Adobe Sign to:
Anne McNamara, Aspen University: anne.mcnamara@aspen.edu

And via email to attorney: gsturr@omlaw.com

By: G. Carroll, Legal Secretary